UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2014
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 23, 2014, the Board of Directors (the “Board”) of Celanese Corporation (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved amendments to the Company’s Third Amended and Restated By-laws (the “By-laws”), effective immediately.

Article III, Section 3.06 of the By-laws has been amended to permit the Lead Director to call special meetings of the Board and to change an outdated reference to the President to the Chairman of the Board.

Article VIII, Section 8.01 has been added to the By-laws to include an exclusive forum provision. The provision provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description of the By-law amendments is qualified in its entirety by reference to the Third Amended and Restated By-Laws, as amended on July 23, 2014, a copy of which is attached hereto as Exhibit 3.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

3.1	Amendments to Celanese Corporation Third Amended and Restated By-laws
3.2	Celanese Corporation Third Amended and Restated By-laws, amended effective as of July 23, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	July 28, 2014
INDEX TO EXHIBITS

Exhibit Number
Description

3.1	Amendments to Celanese Corporation Third Amended and Restated By-laws
3.2	Celanese Corporation Third Amended and Restated By-laws, amended effective as of July 23, 2014

3